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Exhibit 99.2

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this offering memorandum and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire offering memorandum and the documents incorporated by reference herein, including the section titled "Risk factors" and read our consolidated financial statements and the notes thereto before making an investment decision. Unless otherwise noted, the information in this offering memorandum assumes that the initial purchasers do not exercise their over-allotment option to purchase additional notes. Except as otherwise noted, the term "International Rectifier," "we," "us" and "our" refer to International Rectifier Corporation and its subsidiaries.

Our company

We are a leading designer, manufacturer and marketer of power management products using power semiconductors. Power semiconductors process electricity into a form more usable by electrical products. Our products address the two core challenges of power management, power performance and power conservation, by increasing system efficiency, allowing more compact end-products, improving features and functionality, increasing fuel efficiency, and extending battery life. We concentrate on end-markets, including computers, communications networking, consumer electronics, energy-saving appliances, lighting, satellites, launch vehicles, aircraft and automotive diesel injection, where our comprehensive portfolio of power-saving technologies help to enable better, more competitive end-products. According to iSuppli, a market research firm, the market for power management semiconductors in calendar year 2006 will be approximately $24.2 billion. Our products address approximately $17.4 billion, or over approximately 72%, of this market.

We divide our products among three general product categories:

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  Power Management Integrated Circuits and Advanced Circuit Devices.    Our Power Management Integrated Circuits, or Power Management ICs, are analog, mixed signal and digital semiconductors that integrate logic and/or power management functions on the same chip to optimize system performance. Advanced Circuit Devices are chipsets, multi-chip modules and other advanced-performance devices that generally address power management requirements in demanding applications, and which we do not consider to be commodity in nature. Our Power Management ICs and Advanced Circuit Devices provide application-specific power management solutions for computers, servers and routers, consumer electronics, energy-saving appliances and other motor-control applications, aircraft and satellites, defense electronic systems, wireless and wireline communication devices and certain automotive applications.

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  Power Components.    Power Components are discrete devices used in general power management applications. These include metal oxide semiconductor field effect transistors, or MOSFETs and insulated gate bipolar transistors, or IGBTs, regulators, rectifiers, diodes, thyristors and interfaces. Power MOSFETs and IGBTs rapidly and efficiently switch electricity on and off in order to supply power in a form that can be formatted to the specific requirements of a circuit. Our Power Components are used in most of our end-markets.

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  Power Systems.    Power Systems combine power semiconductors with other power management components in modules that improve power efficiency, provide a cost-effective alternative to custom analog designs and enable customers to introduce new products more quickly. We supply Power Systems as modules for automotive electronics (including electric fan control, electric power steering and integrated starter/alternator motors), other motor control applications (including industrial refrigeration and air conditioning), and commercial and military aircraft.

We report our results in six segments that generally reflect the products' end-markets and our decision making for our company about allocating resources, including the focus of research and development activities, and in assessing performance. We summarize our segments into two groups, our Focus Products and Non-Focus Products, to reflect our strategic goals and the allocation of our critical resources.

Our Focus Product segments are:

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  Computing and Communications.    Our Computing and Communications segment is comprised of our Power Management ICs, Advanced Circuit Devices, including iPowir™ multi-chip modules and DirectFET™ solutions, and Power Components (primarily MOSFET Power Components) that address servers and high-end desktops, notebooks, communications networking, and digitally-oriented consumer products like game consoles. Our Computing and Communications products are also used in digital televisions, liquid crystal displays, portable handheld devices and cellular phones.

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  Energy-Saving Products.    Our Energy-Saving Products segment is comprised of our Power Management ICs, Advanced Circuit Devices and Power Components for variable speed motion control in energy-saving appliances, industrial systems, advanced lighting products, advanced automotive solutions and consumer applications. Our Energy-Saving Products segment does not include our automotive modules business, which is reported in our Non-Aligned Products segment.

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  Aerospace and Defense.    Our Aerospace and Defense segment is comprised of advanced power management solutions, such as radiation-hardened power management modules, radiation-hardened Power Components and other high-reliability Power Components that address power management requirements in satellites, launch vehicles, aircrafts, ships, submarines and other defense and high-reliability applications.

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  Intellectual Property.    Our Intellectual Property segment reports our royalty income from licensing our intellectual property to third parties whether from ongoing license agreements, new license agreements, claim settlement or otherwise. Our Intellectual Property income has been and is largely dependent on the continued enforceability and validity of our licensed MOSFET patents, the broadest of which expire in 2007 and 2008. See "Risk factors." As part of our Intellectual Property segment, we generate recurring royalties from existing license agreements.

Our Non-Focus Product segments are:

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  Commodity Products.    Our Commodity Product segment is comprised primarily of older-generation Power Components. Although we believe the markets for these products will continue to grow for the foreseeable future, these products are sold with margins generally below our strategic targets and are more commodity in nature.

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  Non-Aligned Products.    Our Non-Aligned Product segment includes businesses, product lines or products we are targeting for realignment, whether by divestiture or otherwise. Currently, product lines reported in this segment include certain modules (including our automotive systems products), rectifiers, diodes and thyristors used in the automotive, industrial, welding and motor control applications. Our automotive modules products include our alternator regulators, integrated starter alternators, invertors and modules and subsystems for steering and heating, ventilation and air-conditioning applications.

We recently announced that we are actively considering a sale of our entire Non-Focus Product business. See "—Recent developments" below.

We achieved consolidated revenues of $1.17 billion for the fiscal year ended June 30, 2005, and $0.85 billion for the nine months ended March 31, 2006. Revenues from our Focus Product segments were 73.0% of our consolidated revenues for the fiscal year ended June 30, 2005, and 76.0% for the nine months ended March 31, 2006. Gross profit margin for our Focus Product segments was 50.6% of our consolidated revenues for the fiscal year ended June 30, 2005 and 48.0% for the nine months ended March 31, 2006.

Our strategy

Our strategy involves focusing on the power management requirements of an application and developing value-added products, such as high performance Power Management ICs, to advance the power management performance of that application. Our products address core challenges of power management, power performance and power conservation by increasing system efficiency, allowing more compact end-products, improving features and functionality, increasing fuel efficiency, and extending battery life. We implement our strategy through the following initiatives:

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  Adding Value in High Growth Markets.    We concentrate our power management efforts on high growth markets where our products can add significant value. We believe this focus helps us develop the most advanced power management products and solutions, like next-generation plasma HDTV displays. We are also targeting a wide range of applications that have not historically utilized power management technologies with our Power Management ICs and Power Components, including washing machines, refrigerators, air conditioners and other appliances from such market leaders as Electrolux, LG, Samsung, Sanyo and Whirlpool.

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  Leveraging Our Advanced Technology.    Our advanced technology enables us to set performance and architecture standards for power electronics in targeted applications. Our research and development program focuses on Power Management ICs, Advanced Circuit Devices and Power Systems and the advancement and diversification of our HEXFET, power MOSFET and IGBT product lines. We continue to commit to research and development to generate new patents and other intellectual property and concentrate on incorporating our technologies into our Focus Products.

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  Extending Leadership in Advanced Power Components.    We pioneered a fundamental technology for power MOSFETs and estimate that the majority of the world's planar power MOSFETs are produced by us or use our patented technology. As our broadest MOSFET patents will expire in 2007 and 2008, we have invested aggressively to advance trench, planar and other process technologies. Our leadership position in Power Components provides us with a platform for continued expansion in value-added growth markets.

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  Capitalizing on Relationships with Market Leaders.    Many industry leaders look to us for products and programs that address their most challenging power management needs. These relationships put us at the forefront of developing products for new trends in the marketplace. Our strategy of driving significant content adoption with these customers into application specific areas requires a large, well trained technical sales team. We intend to increase the number of our technical product sales professionals and field application engineers worldwide, to offer technological design expertise and high quality customer service.

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  Focusing on Manufacturing Efficiency.    We fabricate most of our chips in facilities designed to address the specific requirements of power semiconductors. We have wafer fabrication and/or assembly production facilities in California, Massachusetts, Mexico, the United Kingdom, Italy, India and China. We also use third-party foundries and assemblers that provide us with capacity flexibility.

Restructuring

In the second quarter of fiscal 2003, we announced certain restructuring initiatives. Our goal was to better position ourselves for market conditions and de-emphasize our commodity business. The restructuring plan included consolidating and closing several older facilities and legacy operations. We also planned to lower overhead costs across our support organizations. As of March 31, 2006, we have substantially completed our restructuring activities at a total cost of $272.1 million through that date and expect to realize annualized savings of approximately $80 million.

Manufacturing

For most of fiscal 2006, we operated at in excess of 90% of our internal worldwide semiconductor fabrication and assembly/module manufacturing capacities. This does not take into account subcontract or foundry capacity. Over the past several quarters, our revenues have been negatively affected by wafer fabrication constraints for certain fast growing Focus Products. In order to continue to meet demand for these and other Focus Products, we have been adding capacity to increase our 200mm wafer fabrication manufacturing facility in Newport, Wales, although we cannot assure you that we will complete our expansion in the time planned or that capacity constraints will not affect revenue growth in the future.

Recent developments

We regularly review our business for product lines or products to determine whether they are aligned with our long-term strategic objectives. The outcome can result in some instances in which we believe it is in our best interests to divest or discontinue a product line or product. In other instances, we may elect to participate in the business with a different structure, such as joint ventures and partnerships, to allow for long-term business growth.

We recently announced that we are actively considering a sale of our entire Non-Focus Product business. That potential sale is currently contemplated to include all the products of our Non-Focus Product segments, as well as certain complementary products of our Focus Product segments totaling approximately $3 million in annualized sales based on sales during the quarter ended March 31, 2006. The potential sale is currently contemplated to include operations at our Mumbai, India; Borgaro, Italy; Xian, China; Krefeld, Germany; Swansea, Wales; and Halifax, Canada sites. The sale would also include certain wafer manufacturing and product assembly equipment currently located at our Temecula, California and Tijuana, Mexico locations. If we consummate a sale of the Non-Focus Products business we expect to manage the transition of that business to a potential buyer, while streamlining our organization. In order to more fully develop our Focus Product segments over the next several quarters, we will need to realign our sales, distribution and product development functions. In addition, we will need to configure our manufacturing infrastructure and our support infrastructure to address at least initially lower revenue levels.

We are currently evaluating the range of possible amounts of unremitted foreign earnings that may be repatriated as a result of the foreign repatriation provision of the American Jobs Creations Act of 2004. The related range of income tax effects of the repatriation may vary depending on a number of factors, such as the amount and method of repatriation, and whether or not repatriation will take place. Based on the analysis available at the time, we previously announced that the one-time increase in tax rate for the fourth fiscal quarter ended June 30, 2006 could be two percent. Based on our current analysis, the rate could be significantly higher. Our evaluation is ongoing as is our decision as to whether to participate in the program.

Risk factors

Before you invest in our notes, you should carefully consider and evaluate all of the information included in this offering memorandum and the documents incorporated by reference, including the risks described below. Any of these risks could materially and adversely affect our business, financial condition and results of operations, which in turn could materially and adversely affect the price of the notes and the common stock.

Risks related to our business

Changes in end-market demand or downturns in the highly cyclical semiconductor industry could affect our operating results and the value of our business.

We may experience significant changes in our profitability as a result of variations in sales, changes in product mix sought by customers, seasonality, price competition for orders and the costs associated with the introduction of new products and start-up of new facilities and additional capacity lines. The markets for our products depend on continued end-market demand for the products incorporating the technological platforms and in the mix and varieties that we plan for and produce. Changes in the demand mix, required technologies and end-markets for our products may adversely affect our ability to match our products, inventory and capacity to meet customer demand and could adversely affect our operating results and financial condition.

In addition, the semiconductor industry is highly cyclical and the value of our business may decline during the down portion of these cycles. We have experienced these conditions in our business in the recent past and we cannot predict when we may experience such downturns in the future. Future downturns in the semiconductor industry, or any failure of the industry to recover fully from its recent downturns could seriously impact our revenue and harm our business, financial condition and results of operations. Although markets for our semiconductors appear stable, we cannot assure you that they will continue to be stable or that our markets will not experience renewed, and possibly more severe and prolonged, downturns in the future.

Consumer and/or corporate spending for the end-market applications which incorporate our products may be reduced due to increased oil prices or otherwise.

Our revenue and gross margin guidance is dependent on a certain level of consumer and/or corporate spending for the specific mix of products we produce and have the capacity to produce. If our projections of these expenditures fail to materialize, or materialize in a mix different from that for which we anticipate and build inventory, whether due to reduced consumer or corporate spending from increased oil prices or otherwise, our revenue and gross margin could be adversely impacted.

We maintain backlog of customer orders that is subject to cancellation, reduction or delay in delivery schedules, which may result in lower than expected revenue.

With certain exceptions related to products within our Aerospace and Defense and Non-Aligned Product segments, we manufacture primarily pursuant to purchase orders for current delivery or to forecast, rather than pursuant to long-term supply contracts. The semiconductor industry is subject to rapid changes in customer outlooks or unexpected build ups of inventory in the supply channel as a result of shifts in end-market demand generally or in the mix of that demand. Accordingly, many of these purchase orders or forecasts may be revised or canceled without penalty. As a result, we must commit resources to the manufacturing of products, and a specific mix of products, without any advance purchase commitments from customers. Our quarterly operating results are difficult to predict and may fluctuate significantly. We have failed to achieve our revenue and net income expectations for certain prior periods, and it is possible that we will fail to achieve such expectations in the future. In addition, orders may be placed or cancelled late in a quarter making it even more difficult to predict quarterly results. Our inability to sell products after we devote significant resources to build them could have a material adverse effect on our inventory levels and their value, our revenue and our operating results generally.

We build and maintain inventory in order to meet our historic and projected needs, but cannot guarantee that our inventory will be adequate to meet our needs or will be usable at a future date.

At the end of the fiscal quarter ended March 31, 2006, we reported net inventories of approximately $208.7 million. We build and maintain inventory in order to meet our historic and projected needs, but cannot guarantee that the inventory we build will be adequate or consist of the right mix of products to meet market demand. If we do not project and build the proper mix and amount of inventory, our revenue and gross margin may be adversely affected. Additionally, if we produce or have produced inventory that does not meet current or future demand, we may determine at some point that certain of the inventory may only be sold at a discount or may not be sold at all, resulting in the reduction in the carrying value of our inventory and a material adverse effect on our financial condition and operating results.

The semiconductor business is highly competitive and increased competition could adversely affect the price of our products and otherwise reduce the value of an investment in our company.

The semiconductor industry, including the sectors in which we do business, is highly competitive. Competition is based on price, product performance, technology platform, product availability, quality, reliability and customer service. Price pressures often emerge as competitors attempt to gain a greater market share by lowering prices or by offering a more desirable technological solution. Pricing and other competitive pressures can adversely affect our revenue and gross margin, and hence, our profitability. We also compete in various markets with companies of various sizes, many of which are larger and have greater financial and other resources than we have, and thus they may be better able to withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

Variations in our quarterly operating results may cause our stock price to be volatile.

We may experience, substantial variations in net sales and operating results from quarter to quarter. We believe that the factors that influence this variability of quarterly results include:

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  general economic conditions in the countries where we sell our products;

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  seasonality and variability in our end-markets;

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  the timing of our and our competitors' new product introductions;

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  pricing pressures in the industry;

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  the scheduling, rescheduling and cancellation of large orders by our customers;

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  the cyclical nature of demand for our customers' products;

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  our ability to develop new process technologies and achieve volume production at our fabrication facilities;

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  changes in manufacturing yields;

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  adverse movements in exchange rates, interest rates or tax rates; and

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  the availability of adequate supply commitments from our outside suppliers or subcontractors.

Accordingly, a comparison of our results of operations from period to period is not necessarily meaningful to investors and our results of operations for any period do not necessarily indicate future performance. Variations in our quarterly results may trigger volatile changes in our stock price.

Failure to timely complete our expansion plans for our wafer fabrication facility could adversely affect our revenue growth and ability to achieve our margin targets.

We operated at in excess of 90% of our worldwide semiconductor fabrication and assembly/module manufacturing capacities, without taking into account subcontract or foundry capacity for the nine months ended March 31, 2006. We are also expanding our most advanced wafer fabrication facility in Newport, Wales to provide additional capacity to support the anticipated growth of our Focus Products. We started production at certain of such new facilities during the December 2005 quarter, and expect to complete our expansion of that facility during calendar year 2006. If we fail to timely execute on those plans in advance of demand for our products, that failure could adversely affect our revenue growth and ability to achieve our margin targets. We cannot assure you that we will complete our plans in a timely manner, the ramp-up of the expanded facilities will occur effectively and without error or delay, or sufficient third-party sources would be available to satisfy our ability to meet customer demand. Even if we fully execute and implement our plans, we cannot guarantee that we will have sufficient worldwide semiconductor fabrication and assembly/module manufacturing capacities to meet demand.

The failure to execute on our plans to divest or discontinue product lines that are not consistent with our business objectives, and replace those revenues with higher-margin product sales could adversely affect our operating results.

We recently announced that we are actively considering a sale of our entire Non-Focus Product business. We cannot assure you that we will complete our plans or increase our gross margin in a timely manner or at all. See "Summary—Recent developments." A number of factors, many of which are beyond our control, affect our ability to complete those plans, and accordingly we cannot assure you that we can achieve our target dates or complete such plans at all.

The activities involved with the divestiture, discontinuation and re-alignment of product sales could involve changes to various aspects of our business which could have a material adverse effect on our profitability to an extent we have not anticipated. Even if we fully execute and implement our plans, there may be unforeseen factors that could have a material adverse impact on our operating results.

The failure to implement and complete our restructuring programs and accomplish planned cost reductions could adversely affect our business.

In December 2002, we announced a number of restructuring initiatives. Our goal was to reposition our company to better fit market conditions, de-emphasize our commodity business and accelerate the move to what we categorize as our proprietary products, which we refer to as our Power Management ICs, Advanced Circuit Devices, and Power Systems. The restructuring includes consolidating and closing certain manufacturing sites, upgrading equipment and processes in designated facilities and discontinuing production in a number of others that cannot support more advanced technology platforms or products. The restructuring also includes lowering overhead costs across our support organization. We cannot assure you that these restructuring initiatives will achieve their goals, accomplish the planned cost reductions, or be accomplished within our expectations as to the amount of charges to be taken. Additionally, because our restructuring activities involve changes to many aspects of our business, the activities could adversely affect productivity and sales to an extent we have not anticipated. Even if we fully execute and implement these restructuring activities, and they generate the anticipated cost savings, there may be other unforeseen factors that could result in an increase in the amount of charges to be taken in connection with our restructuring activities or otherwise adversely impact our profitability and business.

Our products may be found to be defective and, as a result, product claims may be asserted against us, which may harm our business and our reputation with our customers and significantly adversely affect our results and financial condition.

Our products are typically sold at prices that are significantly lower than the cost of the equipment or other goods in which they are incorporated. Although we maintain rigorous quality control systems, we shipped large quantities of semiconductor devices in 2005 to a wide range of customers around the world, in a variety of high profile and critical applications, and continue to do so. In the ordinary course of our business we receive warranty claims for some of these products that are defective, or that do not perform to published specifications. Since a defect or failure in our products could give rise to failures in the end-products that incorporate them (and consequential claims for damages against our customers from their customers depending on applicable law and contract), we often need to defend against claims for damages that are disproportionate to the revenue and profit we receive from the products involved. In addition, our ability to reduce such liabilities may be limited by the laws or the customary business practices of the countries where we do business. Even in cases where we do not believe we have legal liability for such claims, we may choose to pay for them to retain a customer's business or goodwill or to settle claims to avoid protracted litigation. Our results of operations and business would be adversely affected as a result of significant alleged quality or performance issues in our products or if we are required or choose to pay for the damages that result. In addition, in our Aerospace and Defense segment, we are sometimes subject to government procurement regulations and other laws that could result in costly investigations and other legal proceedings as a consequence of allegedly defective products or other actions. Although we currently have product liability and other types of insurance, we have certain deductibles and exclusions to such policies and may not have sufficient insurance coverage. We also may not have sufficient resources to satisfy all possible product liability or other types of product claims. In addition, any perception that our products are defective would likely result in reduced sales of our products, loss of customers and harm to our business and reputation.

While we attempt to monitor the credit worthiness of our customers, we may from time to time be at risk due to the adverse financial condition of one or more customers.

We have established procedures for the review and monitoring of the credit worthiness of our customers and/or significant amounts owing from customers. However, from time to time, we may find that despite our efforts one or more of our customers become insolvent or face bankruptcy proceedings (Delphi is currently one such customer). Such events could have an adverse effect on our operating results if our receivables applicable to that customer become uncollectible in whole or in part, or if our customers' financial situation result in reductions in whole or in part of our ability to continue to sell our products or services to such customers at the same levels or at all.

If some original equipment manufacturers, or OEMs, do not design our products into their equipment, a portion of our revenue may be adversely affected.

A "design win" from a customer does not guarantee future sales to that customer. We also are unable to guarantee that we will be able to convert design wins into sales for the life of any particular program, or at all, or that the revenue from such wins would be significant. We also cannot guarantee that we will achieve the same level of design wins as we have in the past, or at all. Without design wins from OEMs, we would only be able to sell our products to these OEMs as a second source, if at all. Once an OEM designs another supplier's semiconductor into one of its product platforms, it is more difficult for us to achieve future design wins with that OEM's product platform because changing suppliers involves significant cost, time, effort and risk. Achieving a design win with a customer does not ensure that we will receive significant revenue from that customer and we may be unable to convert design wins into actual sales.

Corporate investment and expenditures in the Information Technology sector and in Information Technology purchases may not materialize as we have planned.

Our revenue and gross margin guidance is dependent on a certain level of corporate investment and expenditures in the Information Technology sector and in Information Technology purchases. If our projections of these expenditures fail to materialize, whether due to increased oil prices, change in market conditions, or otherwise, our revenue and gross margin could be adversely impacted.

New technologies could result in the development of new products and a decrease in demand for our products, and we may not be able to develop new products to satisfy changes in demand.

Our failure to develop new technologies or react to changes in existing technologies could materially delay our development of new products, which could result in decreased revenue and a loss of market share to our competitors. Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the semiconductor industry. As a result, we must devote significant resources to research and development. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We cannot assure you that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner, or that products or technologies developed by others will not render our products or technologies obsolete or noncompetitive. A fundamental shift in technologies in our product markets could have a material adverse effect on our competitive position within the industry. In addition, to remain competitive, we must continue to reduce die sizes and improve manufacturing yields. We cannot assure you that we can accomplish these goals.

Our failure to obtain or maintain the right to use certain technologies may negatively affect our financial results.

Our future success and competitive position may depend in part upon our ability to obtain or maintain certain proprietary technologies used in our principal products, which is achieved in part by defending and maintaining the validity of our patents and defending claims by our competitors of intellectual property infringement. We license certain patents owned by others. We have also been notified, from time to time, that certain of our products may infringe the patents of third parties. Although licenses are generally offered in such situations, we cannot eliminate the risk of litigation alleging patent infringement.

Our involvement in existing and future intellectual property litigation could result in significant expense, adversely affect sales of the challenged product or technologies and divert the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. If any such infringements exist, arise or are claimed in the future, we may be exposed to substantial liability for damages and may need to obtain licenses from the patent owners, discontinue or change our processes or products or expend significant resources to develop or acquire non-infringing technologies. We cannot assure you that we would be successful in such efforts or that such licenses would be available under reasonable terms. Our failure to develop or acquire non-infringing technologies or to obtain licenses on acceptable terms or the occurrence of related litigation itself could have a material adverse effect on our operating results and financial condition.

Our ongoing protection and reliance on our intellectual property assets expose us to risks and continued levels of revenue in our Intellectual Property segment is subject to our ability to maintain current licenses, licensee and market factors not within our control, and our ability to obtain new licenses.

We have traditionally relied on our patents and proprietary technologies. Patent litigation settlements and royalty income substantially contribute to our financial results. Enforcement of our intellectual property rights is costly, risky and time-consuming. We cannot assure you that we can successfully continue to protect our intellectual property rights, especially in foreign markets. Our key MOSFET patents expire between 2005 and 2010, although our broadest MOSFET patents expire in 2007 and 2008.

Our royalty income is largely dependent on the following factors: the remaining terms of our MOSFET patents; the continuing introduction and acceptance of products that are not covered by our patents; remaining covered under unexpired MOSFET patents; the defensibility and enforceability of our patents; changes in our licensees' unit sales, prices or die sizes; the terms, if any, upon which expiring license agreements are renegotiated; and our ability to obtain revenue from new licensing opportunities. Market conditions and mix of licensee products, as well as sales of non-infringing devices can significantly adversely affect royalty income. We also cannot guarantee that we can obtain new licenses to offset reductions in royalties from existing licenses. While we try to predict the effects of these factors and efforts, often there are variations or factors that can significantly affect results different from that predicted. Accordingly, we cannot guarantee that our predictions of our IP segment revenue will be consistent with actual results. We also cannot guarantee that our royalty income will continue at levels consistent with prior periods. Any decrease in our royalty income could have a material adverse effect on our operating results and financial condition.

Our international operations expose us to material risks.

We expect revenue from foreign markets to continue to represent a majority of total revenue. We maintain or contract with significant operations in foreign countries. Among others, the following risks are inherent in doing business internationally: changes in, or impositions of, legislative or regulatory requirements, including tax laws in the United States and in the countries in which we manufacture or sell our products; trade restrictions; transportation delays; work stoppages; economic and political instability; and foreign currency fluctuations.

In addition, certain of our operations and products are subject to restrictions or licensing under U.S. export laws. If such laws or the implementation of these restrictions change, or if in the course of operating under such laws we become subject to claims, we cannot assure you that such factors would not have a material adverse effect on our financial condition and operating results.

In addition, it is more difficult in some foreign countries to protect our products or intellectual property rights to the same extent as is possible in the United States. Therefore, the risk of piracy or misuse of our technology and products may be greater in these foreign countries. Although we have not experienced any material adverse effect on our operating results as a result of these and other factors, we cannot assure you that such factors will not have a material adverse effect on our financial condition and operating results in the future.

Delays in initiation of production at new facilities, implementing new production techniques or resolving problems associated with technical equipment malfunctions could adversely affect our manufacturing efficiencies.

Our manufacturing efficiency has been and will be an important factor in our future profitability, and we cannot assure you that we will be able to maintain or increase our manufacturing efficiency to the same extent as our competitors. Our manufacturing and testing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities, defects or other difficulties in the manufacturing process can lower yields.

In addition, as is common in the semiconductor industry, we have from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, we have experienced delays in product deliveries and reduced yields. We may experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities, building new facilities, problems in bringing other new manufacturing capacity to full production or changing our process technologies, any of which could result in a loss of future revenue and customers. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if net sales in the appropriate product mix do not increase proportionately with capacity increases, or in the event of a decline in demand for some or all of our products.

We have transferred the manufacturing portion of our operations at our Krefeld, Germany facility to our Swansea, Wales and Tijuana, Mexico facilities. We are ramping up our Newport, Wales's facility, and anticipate transferring our El Segundo manufacturing to the Newport, Wales facility by the end of calendar year 2006. We have experienced some delays and/or technical problems in moving our various facilities. Continued delays and/or technical problems in completing the remaining transfers could lead to increased costs, reduced yields, delays in product deliveries, order cancellations and/or lost revenue.

Interruptions, delays or cost increases affecting our materials, parts or equipment may impair our competitive position and our operations.

Our manufacturing operations depend upon obtaining adequate supplies of materials, parts and equipment, including silicon, mold compounds and leadframes, on a timely basis from third parties. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of materials, parts and equipment in a timely manner from our third-party suppliers or if the costs of materials, parts or equipment increase significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. We have a limited number of suppliers for some materials, parts and equipment, and any interruption could materially impair our operations.

We manufacture a substantial portion of our wafer product at our Temecula, California and Newport, Wales facilities. Any disruption of operations at those facilities could have a material adverse effect on our business, financial condition and results of operations.

Also, some of our products are assembled and tested by third-party subcontractors. We do not have any long-term assembly agreements with these subcontractors. As a result, we do not have immediate control over our product delivery schedules or product quality. Due to the amount of time often required to qualify assemblers and testers and the high cost of qualifying multiple parties for the same products, we could experience delays in the shipment of our products if we are forced to find alternative third parties to assemble or test them. Any product delivery delays in the future could have a material adverse effect on our operating results and financial condition. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors were disrupted or terminated.

We must commit resources to product manufacturing prior to receipt of purchase commitments and could lose some or all of the associated investment.

We sell products primarily pursuant to purchase orders for current delivery or to forecast, rather than pursuant to long-term supply contracts. Many of these purchase orders or forecasts may be revised or canceled without penalty. As a result, we must commit resources to the manufacturing of products without any advance purchase commitments from customers. Our inability to sell products after we devote significant resources to them could have a material adverse effect on our levels of inventory and our business, financial condition and results of operations.

We receive a significant portion of our revenue from a small number of customers and distributors.

Historically, a significant portion of our revenue has come from a relatively small number of customers and distributors. The loss or financial failure of any significant customer or distributor, any reduction in orders by any of our significant customers or distributors, or the cancellation of a significant order, could materially and adversely affect our business.

We sell products for U.S. governmental programs, and changes affecting the programs' capacity to do business with us or other governmental actions could have a material adverse affect on us.

As we sell products and services indirectly to the U.S. Government, we are affected by, among other things, the federal budget process. We are a supplier for U.S. Government programs as well as foreign governments and agencies. These programs are subject to the respective customers' political and budgetary constraints and processes, changes in customers' short-range and long-range strategic plans, the timing of contract awards, and in the case of programs with the U.S. Government, the congressional budget authorization and appropriation processes, the Government's ability to terminate contracts for convenience or for default. Additionally, we are subject to other risks such as investigations, proceedings and inspections, both as a matter of course and in connection with any allegations of civil or criminal wrongdoing. We may become subject to civil or criminal penalties, contractor suspension or debarment in the event of certain violations of legal and regulatory requirements. The termination or failure to fund one or more significant contracts by the U.S. Government or the conduct of or results of other governmental actions could have a material adverse effect on our business, operating results and financial condition.

We may fail to attract or retain the qualified technical, sales, marketing and managerial personnel required to operate our business successfully.

Our future success depends, in part, upon our ability to attract and retain highly qualified technical, sales, marketing and managerial personnel. Personnel with the necessary semiconductor expertise are scarce and competition for personnel with these skills is intense. We cannot assure you that we will be able to retain existing key technical, sales, marketing and managerial employees or that we will be successful in attracting, assimilating or retaining other highly qualified technical, sales, marketing and managerial personnel in the future. If we are unable to retain existing key employees or are unsuccessful in attracting new, highly qualified employees, our business, financial condition and results of operations could be materially and adversely affected.

We have acquired and may continue to acquire other companies and may be unable to successfully integrate such companies with our operations.

We have acquired several companies over the past few years. We may continue to expand and diversify our operations with additional acquisitions. If we are unsuccessful in integrating these companies with our operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse effect on our business, financial condition and results of operations.

Our investments in certain securities expose us to market risks.

We invest excess cash in marketable securities consisting primarily of commercial paper, corporate notes, corporate bonds and governmental securities. We also hold as strategic investments the common stock of two publicly-traded Japanese companies, one of which is Nihon Inter Electronics Corporation. The value of these investments is subject to market fluctuations, which if adverse, could have a material adverse effect on our operating results and financial condition.

If we fail to maintain an effective system of internal control over financial reporting or discover material weaknesses in our internal control over financial reporting or financial reporting practices, we may not be able to report our financial results accurately or detect fraud, which could harm our business and the trading price of our stock.

Effective internal controls are necessary for us to produce reliable financial reports and are important in our effort to prevent financial fraud. We are required to periodically evaluate the effectiveness of the design and operation of our internal controls. These evaluations may result in the conclusion that enhancements, modifications or changes to our internal controls are necessary or desirable. While management evaluates the effectiveness of our internal controls on a regular basis, we cannot provide absolute assurance that these controls will always be effective or any assurance that the controls, accounting processes, procedures and underlying assumptions will not be subject to revision. There are also inherent limitations on the effectiveness of internal controls and financial reporting practices, including collusion, management override, and failure of human judgment. Because of this, control procedures are designed and financial reporting practices to reduce rather than eliminate business risks. If we fail to maintain an effective system of internal control over financial reporting or if management or our independent registered public accounting firm were to discover material weaknesses in our internal control over financial reporting (or if our system of controls and audits result in a change of practices or new information or conclusions about our financial reporting), we may be unable to produce reliable financial reports or prevent fraud and it could harm our financial condition and results of operations and result in loss of investor confidence and a decline in our stock price.

As of March 31, 2006, we did not maintain effective controls over the preparation, review, presentation and disclosure of our consolidated statement of cash flows. Specifically, the controls were not effective to ensure that the cash flows from the excess tax benefit from stock option exercises were presented as cash flows from financing activities in the consolidated statement of cash flows in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of our interim consolidated financial statements for the first and second quarters of our fiscal year 2006. In addition, this control deficiency could result in a misstatement of our cash flows from operating activities and cash flows from financing activities that would result in a material misstatement to our annual or interim consolidated statements of cash flows that would not be prevented or detected. As a result of this control deficiency, we reported that we had a material weakness in our internal control over financial reporting in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. We are taking steps to remedy the control deficiency, but we cannot be sure whether or when our efforts will prove successful.

Large potential environmental liabilities, including those relating to a former operating subsidiary, may adversely impact our financial position.

Federal, state, foreign and local laws and regulations impose various restrictions and controls on the discharge of materials, chemicals and gases used in our semiconductor manufacturing processes. In addition, under some laws and regulations, we could be held financially responsible for remedial measures if our properties are contaminated or if we send waste to a landfill or recycling facility that becomes contaminated, even if we did not cause the contamination. Also, we may be subject to common law claims if we release substances that damage or harm third parties. Further, we cannot assure you that changes in environmental laws or regulations will not require additional investments in capital equipment or the implementation of additional compliance programs in the future. Any failure to comply with environmental laws or regulations could subject us to serious liabilities and could have a material adverse effect on our operating results and financial condition.

Some of our facilities are located near major earthquake fault lines.

Our corporate headquarters, one of our manufacturing facilities, one of our research facility and certain other critical business operations are located near major earthquake fault lines. We could be materially and adversely affected in the event of a major earthquake. Although we maintain earthquake insurance, we can give you no assurance that we have obtained or will maintain sufficient insurance coverage.

There can be no assurance that we will have sufficient capital resources to make necessary investments in manufacturing technology and equipment.

The semiconductor industry is capital intensive. Semiconductor manufacturing requires a constant upgrading of process technology to remain competitive, as new and enhanced semiconductor processes are developed which permit smaller, more efficient and more powerful semiconductor devices. We maintain certain of our own manufacturing, assembly and test facilities, which have required and will continue to require significant investments in manufacturing technology and equipment. We are also attempting to add the appropriate level and mix of capacity to meet our customers' future demand. There can be no assurance that we will have sufficient capital resources to make necessary investments in manufacturing technology and equipment. Although we believe that anticipated cash flows from operations, existing cash reserves and other equity or debt financings that we may obtain will be sufficient to satisfy our future capital expenditure requirements, there can be no assurance that this will be the case or that alternative sources of capital will be available to us on favorable terms or at all.

Unforeseen changes in market conditions, tax laws and other factors could impact our judgment about the realizability of our deferred tax assets.

We have made certain judgments regarding the realizability of our deferred tax assets. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the carrying value of the net deferred tax assets is based on the belief that it is more likely than not that we will generate sufficient future taxable income in certain jurisdictions to realize these deferred tax assets, after considering all available positive and negative evidence. If our assumptions and estimates change in the future given unforeseen changes in market conditions, tax laws or other factors, then the valuation allowances established may be increased, resulting in increased income tax expense. Conversely, if we are ultimately able to use all or a portion of the deferred tax assets for which a valuation allowance has been established, then the related portion of the valuation allowance will be released to income as a credit to income tax expense.

Final outcomes from the various tax authorities' audits are difficult to predict and an unfavorable finding may negatively impact our financial results.

As is common with corporations of our size, we are from time to time under audit by various taxing authorities. It is often difficult to predict the final outcome or the timing of resolution of any particular tax matter. We have provided certain tax reserves which have been included in the determination of our financial results. However, unpredicted unfavorable settlements may require additional use of cash and negatively impact our financial position or results of operations.

Terrorist attacks, such as those that took place on September 11, 2001, or threats or occurrences of other terrorist activities whether in the United States or internationally may affect the markets in which our common stock trades, the markets in which we operate and our profitability.

Terrorist attacks, such as those that took place on September 11, 2001, or threats or occurrences of other terrorist or related activities, whether in the United States or internationally, may affect the markets in which our common stock trades, the markets in which we operate and our profitability. Future terrorist or related activities could affect our domestic and international sales, disrupt our supply chains and impair our ability to produce and deliver our products. Such activities could affect our physical facilities or those of our suppliers or customers, and make transportation of our supplies and products more difficult or cost prohibitive. Due to the broad and uncertain effects that terrorist attacks have had on financial and economic markets generally, we cannot provide any estimate of how these activities might affect our future results.

Natural disasters, like those related to Hurricanes Katrina and Wilma, or occurrences of other natural disasters whether in the United States or internationally may affect the markets in which our common stock trades, the markets in which we operate and our profitability.

Natural disasters, like those related to Hurricanes Katrina and Wilma, or threats or occurrences of other similar events, whether in the United States or internationally, may affect the markets in which our common stock trades, the markets in which we operate and our profitability. Such events could affect our domestic and international sales, disrupt our supply chains, and impair our ability to produce and deliver our products. While we do not have facilities located near the affected areas, such activities could affect physical facilities, primarily for raw materials and process chemicals and gases of our suppliers or customers, and make transportation of our supplies and products more difficult or cost prohibitive. Due to the broad and uncertain effects that natural events have had on financial and economic markets generally, we cannot provide any estimate of how these activities might affect our future results.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that might otherwise result in our stockholders receiving a premium over the market price of their shares.

Provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of our company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions include:

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  Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

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  our Board of Directors is divided into three classes with staggered three year terms for each class, which could make it more difficult to gain control of our Board of Directors;

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  the authorization in the certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

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  provisions in our bylaws eliminating stockholders' rights to call a special meeting of stockholders, which could make it more difficult for stockholders to wage a proxy contest for control of our Board of Directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

We also have a rights agreement entered into in August 1996, and amended in December 1998, with ChaseMellon Shareholder Services, L.L.C., as rights agent, which gives our stockholders certain rights that could substantially increase the cost of acquiring us in a transaction not approved by our Board of Directors.

The distribution of any earnings from our foreign subsidiaries to the United States may be subject to U.S. income taxes, thus reducing our net income.

In December 2004, the Financial Accounting Standards Board issued FASB Staff Position No. 109-2, "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creations Act of 2004," which provides accounting and disclosure guidance with respect to a limited time 85% dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer ("repatriation provision"). We are currently evaluating the range of possible amounts of unremitted earnings that may be repatriated as a result of the repatriation provision. The related range of income tax effects of such repatriation may vary depending on a number of factors, such as the amount and method of repatriation, and whether or not repatriation will take place. Based on the analysis available at the time, we previously announced that the one-time increase in tax rate for the fourth fiscal quarter ended June 30, 2006 could be 2%. Based on our current analysis, the rate could be significantly higher. Our evaluation is ongoing as is our decision as to whether to participate in the program. Accordingly, the one-time tax effect for fiscal fourth quarter cannot be reasonably estimated at this time.

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